Exhibit 99.1

Innodata Isogen Reports Year-over-Year Revenue Growth in Q2 2008

Revenue gains, improved profitability anticipated in second half of 2008

NEW YORK--(BUSINESS WIRE)--INNODATA ISOGEN, INC. (NASDAQ: INOD), today announced revenue of $17,870,000 for the second quarter of 2008, up 9% from revenue of $16,347,000 in the second quarter of 2007, but down 3% from revenue of $18,400,000 in the first quarter of 2008.

In line with its generalized guidance, the company also reported net income of approximately $36,000 in the second quarter of 2008, or less than $0.01 per diluted share, as compared to net income of $862,000, or $0.03 per diluted share, in the second quarter of 2007.

The company attributed the decrease in year-over-year net income in the second quarter of 2008 to a decline in the value of the U.S. Dollar, which reduced income by approximately $900,000, and continued investment in building out the company’s KPO platform in new service capabilities.

For the first six months of 2008, revenue was $36,270,000, up 25% from revenue of $29,076,000 for the first six months of 2007; and net income of $869,000, or $0.03 per diluted share, for the first six months of 2008, was up from net income of $219,000, or $0.01 per diluted share, for the first six months of 2007. Cash and equivalents rose 36% from $11,208,000 on June 30, 2007 to $15,263,000 on June 30, 2008.

The company purchased 430,000 shares of its common stock for $1,367,000 during the second quarter of 2008, and to date this year has purchased 606,000 shares of its common stock for $1,870,000, as part of the $2,000,000 stock buyback program authorized by the company’s board of directors on May 13, 2008.

“We’re pleased with the revenue levels that we’re achieving, the new engagements we’ve announced this quarter, and a solid pipeline of new business,” said Jack Abuhoff, chairman and CEO of Innodata Isogen. “While the new business that we’re closing falls within our target gross margin range, we are now very focused on several initiatives to enhance overall company margins, and particularly margins on projects that started before the first half of 2007 and have been affected by the U.S. dollar depreciation that took place in the second half of 2007.

“Our goal for the second half of 2008 is to maintain our growth momentum, while at the same time driving a series of cost management initiatives that improve profitability.”

Abuhoff said that he expects revenue in the third quarter of this year to increase in the range of 5% to 10% from the second quarter: “For 2008 overall, we continue to target revenue in the range of $76 million to $80 million, an increase of 12% to 18% over 2007 revenue, which in turn represents a 65% increase over 2006 revenue.”

Abuhoff also noted that the company’s recurring revenue increased nearly 16% from $10,946,000 in the second quarter of 2007 to $12,736,000 in the second quarter of 2008, accounting for approximately 71% of all revenue.

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 AM ET today. You can participate in this call by dialing the following call-in numbers:

1-888-631-5930 (Domestic)

1-913-312-1277 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on replay only: 1037478

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen, Inc. (NASDAQ: INOD) is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering.

Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in Northern New Jersey, Innodata Isogen has offices and operations in the United States, the Philippines, India, Sri Lanka, China and France.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or terminate projects, customers are not contractually required to enter into or continue projects that the company regards as recurring, depressed market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2008	2007	2008	2007

Revenues	$17,870	$16,347	$36,270	$29,076

Operating costs and expenses
Direct operating expenses	13,827	11,970	27,241	22,014
Selling and administrative expenses	3,985	3,549	8,217	6,994
Interest (income) – net	(50)	(125)	(106)	(262)

Total	17,762	15,394	35,352	28,746
Income before provision for income taxes	108	953	918	330

Provision for income taxes	72	91	49	111
Net income	$36	$862	$869	$219
Income per share:
Basic:	$-	$.04	$.04	$.01
Diluted:	$-	$.03	$.03	$.01
Weighted average shares outstanding:
Basic:	24,600	23,953	24,662	23,930
Diluted:	25,408	25,051	25,807	24,897

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,263	$14,751
Accounts receivable, net	8,793	10,673
Prepaid expenses and other current assets	2,767	2,117
Refundable income taxes	4	453
Deferred income taxes	304	202
Total current assets	27,131	28,196
Property and equipment, net	7,397	7,160
Other assets	2,953	2,037
Deferred income taxes	483	381
Goodwill	675	675
Total assets	$38,639	$38,449
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,055	$1,973
Accrued expenses	3,561	2,227
Accrued salaries, wages and related benefits	5,179	5,244
Income and other taxes	1,765	2,053
Current portion of long term obligations	912	370
Total current liabilities	12,472	11,867
Deferred income taxes	1,181	1,224
Long term obligations	3,018	2,128
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Serial preferred stock; 5,000,000 shares authorized, none outstanding	-	-
Common stock, $.01 par value; 75,000,000 shares authorized; 24,907,000 issued and 24,295,000 outstanding at June 30, 2008; and 24,881,000 shares issued and 24,699,000 outstanding at December 31, 2007

	249	249
Additional paid-in capital	16,467	16,323
Retained earnings	8,057	7,188
Accumulated other comprehensive loss	(1,119)	(211)
	23,654	23,549
Less: treasury stock; 612,000 shares at June 30, 2008 and 182,000 shares at December 31, 2007, at cost
	(1,686)	(319)
Total stockholders’ equity	21,968	23,230
Total liabilities and stockholders’ equity	$38,639	$38,449

CONTACT:
Innodata Isogen, Inc.
Steven L. Ford, 201-371-2510
CFO
sford@innodata-isogen.com